Exhibit 99.1

EVgo Announces EVgo eXtend Project to Deploy High Power Fast Charging Access to Drivers Across the US

New agreement with Pilot Company and General Motors to bring 2,000 charging stalls operated and networked through EVgo eXtend over the next few years

LOS ANGELES – July 14, 2022 -- EVgo Inc. (NASDAQ: EVGO) (EVgo), the nation’s largest public fast charging network for electric vehicles (EVs), today announced the first major EVgo eXtend project. The EVgo eXtend project will deploy 2,000 charging stalls at Pilot and Flying J locations across the country in collaboration with General Motors (GM) and Pilot Company.  EVgo will install, operate, and maintain the network of 350 kW charging stalls for Pilot Company and GM at up to 500 Pilot and Flying J travel centers across more than 40 states.

“EVgo, GM and Pilot Company share a commitment to building an electric charging network that increases access and helps accelerate the shift to electrification for all. The eXtend offering leverages our technological expertise and experience deploying and operating chargers for customers across the country, including critical corridors for road trips,” said Cathy Zoi, CEO at EVgo. “This particular EVgo eXtend rollout demonstrates the versatile pathways we offer collaborators to achieve their electrification goals and expand charging options for EVgo drivers.”

Through EVgo eXtend, EVgo provides the hardware, design, and construction of charging sites, as well as ongoing operations, maintenance and networking and software integration solutions, while its customers purchase and retain ownership of the charging assets. EVgo eXtend allows EVgo to leverage its core competencies to expand its network footprint to places where EV adoption is still emerging by working with third-party owners. This unlocks another avenue for growth and value creation while extending EVgo's geographic footprint as well. The technology solutions provided to EVgo eXtend customers build on a decade of experience with complex charging infrastructure solutions, including ongoing work at the EVgo Innovation Lab in El Segundo, as well as a suite of software solutions to enable reliable uptime and a first-class customer experience. Existing customers with EVgo accounts will also be able to access eXtend chargers through the EVgo app, among other options.

“GM is committed to creating an all-electric future for all. This collaboration with Pilot Company and EVgo will help make that future a reality by significantly expanding access to highway charging from coast-to-coast in the U.S.,” said Alex Keros, GM Director of Charging Infrastructure Development. “The corridor-focused project also complements our existing work with EVgo, including our efforts to add more than 3,250 fast chargers in U.S. cities and suburbs by the end of 2025.”

“Pilot Company strives to bring the best experience and offerings to the more than a million guests we serve every day,” said John Tully, Pilot Company's VP, Strategy and Business Development. "This new coast-to-coast network of fast chargers will give the nation's growing number of EV drivers the confidence they need when looking at long-distance travel by eliminating range anxiety and delivering the best amenities while they wait.”

About EVgo

EVgo (Nasdaq: EVGO) is the nation’s largest public fast charging network for electric vehicles. As of the end of the first quarter 2022, with more than 850 charging locations, EVgo’s owned and operated charging network serves over 60 metropolitan areas across more than 30 states and approximately 375,000 customer accounts. Founded in 2010, EVgo leads the way on transportation electrification, partnering with automakers; fleet and rideshare operators; retail hosts such as hotels, shopping centers, gas stations and parking lot operators; and other stakeholders to deploy advanced charging technology to expand network availability and make it easier for drivers across the U.S. to enjoy the benefits of driving an EV. As a charging technology first mover, EVgo works closely with business and government leaders to accelerate the ubiquitous adoption of EVs by providing a reliable and convenient charging experience close to where drivers live, work and play, whether for a daily commute or a commercial fleet.

About Pilot Company

Pilot Travel Centers LLC (“Pilot Company”) keeps North America’s drivers moving as one of the leading suppliers of fuel and the largest operator of travel centers. Founded in 1958 and headquartered in Knoxville, Tennessee, Pilot Company has grown its network to more than 800 retail and fueling locations and supplies more than 14 billion gallons of fuel per year to the market. Pilot Company has fourth largest tanker fleet with more than 1,600 trucks that supply DEF, bio and renewable fuels, and provides hauling and disposal services to the oil field sector. Pilot Company serves 1.3 million guests per day and provides over 70,000 fleet customers with solutions for fuel, credit, factoring, services and rewards. Its Pilot and Flying J travel center network includes over 750 locations in 44 states and five Canadian provinces with more than 790 restaurants, 75,000 truck parking spaces, 5,300 deluxe showers, 6,200 diesel lanes and offers truck maintenance and tire service with Southern Tire Mart at Pilot Flying J. The One9 Fuel Network connects a variety of fueling locations to provide smaller fleets and independent professional drivers with everyday value, convenience, credit and perks. More information on locations and rewards are available in the myRewards PlusTM app.

Pilot Company is currently ranked No. 7 on Forbes' list of America’s Largest Private Companies. For additional information about Pilot Company, its 30,000 team members and commitment to giving back, visit www.pilotcompany.com.

About General Motors

General Motors (NYSE:GM) is a global company focused on advancing an all-electric future that is inclusive and accessible to all. At the heart of this strategy is the Ultium battery platform, which powers everything from mass-market to high-performance vehicles. General Motors, its subsidiaries and its joint venture entities sell vehicles under the Chevrolet, Buick, GMC, Cadillac, Baojun and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety and security services, can be found at https://www.gm.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding EVgo’s future financial performance, increased EV adoption, the deployment of chargers in connection with and the anticipated benefits of the collaboration with GM and Pilot Flying J. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release. See “Risk Factors” in EVgo’s Annual Report on Form 10-K filed with the SEC on March 24, 2022, as well as its other filings with the SEC, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. The project may result in less than 2000 stalls being built, based on the terms of the contract, including termination rights. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.